                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------
     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------------
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     (4)  Date Filed:

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
                                     [LOGO]

             INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC. (TM)
                               2131 FARADAY AVENUE
                         CARLSBAD, CALIFORNIA 92008-7297

                            NOTICE OF ANNUAL MEETING

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

The 1996 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 3:00 p.m., Pacific Daylight Savings Time, on Thursday, June 6, 1996 at Pea Soup Andersen's, 850 Palomar Airport Road, Carlsbad, California, for the following purposes:

         1.       To elect directors for the ensuing year.

         2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 12, 1996 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 17, 1996.

                       By order of the Board of Directors,

                             /s/ WILLIAM A. HAINKE
                       -----------------------------------
                                William A. Hainke
                               Corporate Secretary
                                 April 17, 1996
                              Carlsbad, California

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

                               2131 FARADAY AVENUE
                             CARLSBAD, CA 92008-7297

                                 PROXY STATEMENT

         Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on June 6, 1996, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

                                VOTING SECURITIES

         The voting securities of the Company consist of its Common shares of which 16,816,211 shares are outstanding as of April 12, 1996. Only holders of Common shares of record on the books of the Company at the close of business on April 12, 1996 (the "Record Date") will be entitled to vote at the meeting. Each such holder of Common shares is entitled to one vote for each said share, and has the right to cumulate his or her vote for directors if his or her candidate or candidates' names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder's intention to cumulate his or her votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

         Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated in the accompanying proxy card.

         The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is April 17, 1996.

                              ELECTION OF DIRECTORS

         Eight directors are to be elected at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the nominees listed in the following table, reserving the right, however, to distribute their votes among the nominees listed below in their discretion.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common shares as of April 1, 1996 by (i) each director and nominee for director of the Company, (ii) certain executive officers, (iii) executive officers and directors of the Company as a group and
(iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding Common shares. With respect to each director of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                         COMMON SHARES
                                                                                       BENEFICIALLY OWNED
                                                                                       AS OF APRIL 1, 1996

                                                                                                           Percent
NAME OF BENEFICIAL OWNER                                                        Amount                    of Class

Nominees for Director

FREDERICK A. BRUNN, 51, Director since 1989.                                   113,226  (A)                *
         President since February 1994.
         Executive Vice President, Planning and
         Development 1990 to February 1994.

CHAN KIEN SING, 39, Director since June 1993.                                   10,000  (B)(C)             *
         Group Executive Director of Berjaya Group
         Berhad since 1990.

THEODORE A. JOHNSON , 55, Director since 1979.                                  45,825  (B)                *
         President, Minnesota Cooperation Office
         for Small Business and Job Creation, Inc.
         from 1980 to present.  Director of Surgidyne, Inc.

M. MARK MICHALKO, 41, Director since February 1994.                             15,000  (A)                *
         Executive Vice President, Business Development since
         February 1994. President of Quantum Gaming
         Corp., a gaming industry consulting firm for more
         than five years prior to February 1994.

NG AIK CHIN, 41, Executive Assistant to the President                            1,250  (A)                *
         since 1994.  Senior member of Berjaya Group
         Berhad's management for more than five years prior to 1994.

NG FOO LEONG, 45, Director since June 1993.                                     10,000  (B)(C)             *
         Executive Director, Sports Toto Malaysia Sdn Bhd,
         a lottery gaming company from 1985 to present.

MARTIN J. O'MEARA, JR., 67, Director since 1979.                               113,926  (B)                *
         President, The Budget Plan, Inc., a privately-
         owned company engaged in the consumer loan
         business and has been so employed for more
         than five years.

SIR MICHAEL G.R. SANDBERG, 69, Director since                                  100,000  (B)                *
         1987.  Private investor.  Chairman and
         Chief Executive of the Hong Kong and Shanghai
         Banking Corporation from 1977 to 1986.
         Director of Broadstreet Fund, Global Yield Fund
         and Global Utility Fund, closed-end
         investment companies listed on the NYSE.

Named Executive Officers (excluding those listed above)

TIMOTHY R. GROTH                                                                 3,750  (A)                *
WILLIAM A. HAINKE                                                               26,320  (A)                *
LENNART K. SUNDIN                                                               76,274  (A)                *

All Directors and Executive Officers as a group                              7,124,321  (A)(B)(C)           4%
(11  persons)

Significant Shareholder

BERJAYA LOTTERY MANAGEMENT (H.K.) LIMITED                                    6,600,000  (C)                39%
Level 28, Shahzan Prudential Tower
30 Jalan Sultan Ismail
5020 Kuala Lumpur, Malaysia

- ----------
(A) Includes the number of Common shares subject to unexercised stock options which were exercisable within 60 days under the Company's 1986, 1988 and 1990 Employee Stock Option Plans as follows: 60,000 for Mr. Brunn; 25,000 for Mr. Hainke; 7,500 for Mr. Sundin; 15,000 for Mr. Michalko; 1,250 for Mr. Ng; 3,750 for Mr. Groth; and 122,500 for all executive officers as a group.

(B) Includes the number of Common shares subject to unexercised stock options which were exercisable within 60 days under the Company's 1993 Directors' Stock Option Plan and 1990 Employee Stock Option Plan.

(C) Mr. Chan Kien Sing and Mr. Ng Foo Leong are employees of an affiliate of Berjaya Lottery Management (H.K.) Limited. Each disclaim beneficial ownership of such shares.

*        Less than one percent of the outstanding Common shares.

         Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors.

         During 1995, five meetings of the Board of Directors were held. Each incumbent Director attended all meetings of the Board of Directors held during the year in which he was a Director, except for Mr. Tan who attended no meetings and both Mr. Chan Kien Sing and Mr. Ng Foo Leong who each missed one meeting. The Company has an Executive Committee which consists of Messrs. Chan, Johnson, Brunn and Michalko. The Executive Committee held no meetings during the year. The Executive Committee may exercise all the authority of the Board in management of the Company except for matters expressly reserved by law for board action. The Board also has an Executive Compensation Committee consisting of Messrs. Johnson, O'Meara, Sandberg, and Chan. The Executive Compensation Committee met twice during the year. Its function is to establish compensation for all executive officers of the Company and administer the Company's 1986, 1988, and 1990 Employee Stock Option Plans. The Company has an Audit Committee consisting of Messrs. Sandberg, O'Meara, Johnson and Chan which held one meeting during the year. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. Each year it recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews with such auditors the scope and result of their audit, fees for services and independence in servicing the Company. The Company also has a Nominating Committee consisting of Messrs. Tan, O'Meara, Johnson and Brunn. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

COMPENSATION OF DIRECTORS

         Each Director who is not an employee of the Company receives an annual retainer of $4,000 plus $500 and reimbursement for all related expenses per Board meeting. The chairman of each committee who is not an employee of the Company receives an additional annual retainer of $1,000. Each committee member receives $500 and reimbursement of all related expenses per meeting, only if a committee meeting is held at a time when it does not coincide with a Board meeting. Mr. Sandberg is also a financial consultant to the Company and received compensation of $44,250 in 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1994 and July 1995, the Company received orders for lottery terminals totaling approximately $8.0 million from the Philippine Gaming Management Corporation, an affiliate of Berjaya Lottery Management (U.K.) Limited ("Berjaya") which is a 39% shareholder of the Company. Pursuant to these contracts, the Company was paid $5.2 million in 1994 and $2.6 million in 1995 and the remaining terminals with a contract value of $200,000 were shipped in the first quarter of 1996.

         In May 1994, the Company entered into a letter of intent with Sports Toto Malaysia Sdn Bhd ("Sports Toto"), an affiliate of Berjaya and the employer of Ng Foo Leong, a nominee for Director, pursuant to which the Company is to supply certain lottery equipment, software and support services to Sports Toto for lottery operations in China. The aggregate sales price was approximately $758,000, of which, the Company has received $567,000 to date. The remainder is payable on the first day of sales of lottery tickets through the Company's lottery system. This event has not occurred.

         In October 1995, the Company received an order for $2.2 million for lottery terminals and a computer system from Natural Avenue Sdn Bhd of Malaysia ("Natural Avenue") , an affiliate of Berjaya, for an on-line lottery in the state of Sarawak, in eastern Malaysia. Natural Avenue made a down payment of $0.5 million and is paying equal monthly installments for the $1.7 million balance through August 1996. A total of $896,000 was received by the Company during 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         As members of the Executive Compensation Committee (the "Committee"), we evaluate the performance of senior management, including the president, and review and approve the base compensation and lump sum distributions for the Company's executive officers. The Committee also administers the Company's Executive Bonus Plan and employee stock option plans. The Committee periodically reports to the Board on its activities.

         Compensation Philosophy

         The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of compensation to the Company's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company's executive compensation program consists of three principal components:
(i) base salary, (ii) potential for an annual lump-sum distribution based on individual performance and (iii) potential for an annual bonus under the Company's Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The second and third elements constitute "at-risk" portions of the compensation program. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and who are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, ILTS takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

         The Company employs a formal performance review system for all employees, including the president and the other Named Executive Officers (as defined on page 7). This process generates information that the Committee uses in making decisions on base compensation, lump-sum distributions and awards under the Company's Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

         The Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the president and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation of any individual "covered employee" exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify the compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and projected compensation payable to the Company's "covered employees" for the 1996 taxable year, all compensation payable by the Company in 1996 to such covered employees should be deductible by the Company.

         Base Salaries

         In determining base salaries for executive officers, the Committee reviews external comparative data and also receives recommendations from management. The Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at a satisfactory level or above. The Company's philosophy is that the base salary taken alone is generally lower than salary levels at comparable companies. Thus, executives are required to earn awards under the "at-risk" portions of the compensation program described below in order to reach a competitive compensation level.

         Lump Sum Distributions

         Under traditional compensation systems, merit compensation increases are made through increases in base pay. Under such systems, once the merit component has been earned it is included in base salary going forward and becomes a permanent part of cash compensation. In 1990, the Company instituted a different system in which the merit component of compensation for employees was divided into a base salary increase (discussed above) and a lump sum distribution awarded annually.

         The lump sum distribution is delivered apart from base salary in a separate annual check and must be re- earned by employees each year. The Company believes that this lump sum distribution system emphasizes a performance culture and provides a more direct link between employee compensation and performance. The system also allows the Company to create greater differences in employee compensation based upon performance. The relationship of pay to performance is further strengthened by the high visibility of the lump sum distribution.

         Lump sum distributions are paid in October of each year based upon the employee performance reviews. Determinations as to whether an employee has earned a lump sum distribution are not tied directly to Company performance. Employees have no entitlement to receive a lump sum distribution. Accordingly, the decision as to whether or not to make a lump sum distribution is impacted by the overall performance of the Company.

         Executive Bonus Plan

         In addition to base compensation and lump sum distributions, executives are eligible to participate in the Company's Executive Bonus Plan. Under the Executive Bonus Plan, the Committee has set threshold levels of net after tax profit, exclusive of extraordinary items, for 1995 and 1996. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company's net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company's research and development budget must be maintained at a level to ensure that the Company's new product development is sufficient to keep it competitive in its marketplace, and continuation engineering sufficient to maintain the Company's existing products must also be maintained. The Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Committee.

         Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive's overall compensation in any given year. Awards are paid after completion of the Company's audited financial statements for that year.

         The Company did not meet the profitability threshold under the Executive Bonus Plan for 1995. Accordingly, no awards were made with respect to 1995.

         Stock Options

         The Committee believes that grants of stock options serve to align the interests of executive officers with shareholder value. The number of stock options granted takes into account the recipient's position and is intended to recognize different levels of responsibility. In determining the level of stock option grants, the Committee also considers competitive practices. As a result, grants may vary from year to year. No stock options or stock appreciation rights were granted to any of the Named Executive Officers in 1995.

                        EXECUTIVE COMPENSATION COMMITTEE

             Theodore A. Johnson,                Martin J. O'Meara, Jr.
             Chairman

             Sir Michael G.R. Sandberg           Chan Kien Sing

                                 April 12, 1996

COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table shows, for the years ended December 31, 1995, 1994 and 1993, the compensation earned by the president and the four most highly compensated executive officers of the Company (the "Named Executive Officers") in 1995:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                     ----------------------------
                                           ANNUAL COMPENSATION       AWARDS              PAYOUTS
                                           -------------------       ------              -------
Name and
Principal                                                            Number of    All Other
Position(s)                      Year      Salary (1)    Bonus (2)   Options (3)  Compensation (4)
- ---------------------------------------------------------------------------------------------------
Frederick A. Brunn,              1995      $140,915      $     0            0      $3,834
President                        1994      $144,263      $17,161       25,000      $6,862
                                 1993      $113,560      $ 9,012       20,000      $5,678
- ---------------------------------------------------------------------------------------------------
M. Mark Michalko                 1995      $122,600      $     0            0         N/A
Executive Vice President   (5)   1994      $ 91,895      $ 4,017       40,000         N/A
                                 1993           N/A          N/A          N/A         N/A
- ---------------------------------------------------------------------------------------------------
Lennart K. Sundin,               1995      $120,140      $     0            0      $3,334
Senior Vice President,           1994      $124,848      $12,698        5,000      $5,772
Marketing and Sales              1993      $112,978      $ 8,966       20,000      $5,649
- ---------------------------------------------------------------------------------------------------
William A. Hainke                1995      $ 99,418      $     0            0      $2,738
Chief Financial Officer,         1994      $104,059      $ 5,713            0      $4,761
Corporate Secretary and          1993      $ 87,127      $ 2,153       20,000      $4,722
Treasurer
- ---------------------------------------------------------------------------------------------------
Timothy R. Groth                 1995      $ 94,115      $     0            0         N/A
Vice President,            (5)   1994      $ 17,987      $     0       15,000         N/A
Technical Operations             1993           N/A          N/A          N/A         N/A
- ---------------------------------------------------------------------------------------------------

(1) Perquisites for each Named Executive Officer in 1995, 1994, and 1993 are included under Salary and did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.

(2)      Amounts reflect lump sum distributions paid in October 1994 and 1993.

(3) All awards are incentive stock options, granted pursuant to the Company's 1986, 1988 and 1990 Employee Stock Option Plans.

(4) All payouts are Company matching contributions to the Employee Stock Bonus Plan (401(k) plan).

(5) Salaries shown for 1994 reflect partial-year salaries from date of employment.

STOCK OPTION HOLDINGS

         The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options held as of December 31, 1995. There were no stock option exercises in 1995 and there were no unexercised, in-the-money stock options at December 31, 1995.

                               UNEXERCISED OPTIONS

                                                            NUMBER OF
                                                           UNEXERCISED
                                                            OPTIONS AT
                                                        DECEMBER 31, 1995
                                                        -----------------
Name                                              Exercisable       Unexercisable
- -----------------------------------------------------------------------------------
Frederick A. Brunn                                  57,500             31,250
- -----------------------------------------------------------------------------------
M. Mark Michalko                                    10,000             30,000
- -----------------------------------------------------------------------------------
Lennart K. Sundin                                   16,250             15,000
- -----------------------------------------------------------------------------------
William A. Hainke                                   25,000             15,000
- -----------------------------------------------------------------------------------
Timothy R. Groth                                     3,750             11,250
- -----------------------------------------------------------------------------------

Note: Stock options were issued under any of the Company's Employee Stock Option Plans and are exercisable starting one year after the grant date, with 25% of the shares covered thereby becoming exercisable at that date and an additional 25% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

                                  OTHER MATTERS

         The Company believes that during 1995 its officers and directors complied with all filing requirements under Section16(a) of the Securities Exchange Act of 1934.

         All shareholders of record at the close of business on April 12, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, have been sent or are currently being sent a copy of the Company's Annual Report, including financial statements for the year ended December 31, 1995.

         The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

         The Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

         Shareholder proposals for presentation at the 1997Annual Meeting must be received by the Company no later than December 31, 1996 to be considered for inclusion in the 1997 proxy and proxy statement.

                       By order of the Board of Directors,

                             /s/ WILLIAM A. HAINKE
                       -----------------------------------
                                William A. Hainke
                               Corporate Secretary
                              Carlsbad, California

Research Data Group                                 Total Return - Data Summary

                                                  Cumulative Total Return
                                        ----------------------------------------
                                        12/90  12/91  12/92  12/93  12/94  12/95
Intl Lottery & Totalizator       ITSI     100    110    239    806    132     71

PEER GROUP                       PPEER1   100    129    116    101     59     57

S & P SMALLCAP 600               I600     100    148    180    213    203    264

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

     The undersigned hereby appoints Frederick A. Brunn and William A. Hainke proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote as designated on the other side, all the shares of stock of International Lottery & Totalizator Systems, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held June 6, 1996 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


- --------------------------------------------------------------------------------
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




Please mark your votes as indicated in this example.    /X/

The Board of Directors recommends a vote FOR Item 1.


                                                                     WITHHELD
                                                               FOR    FOR ALL
Item 1 - ELECTION OF DIRECTORS Nominees:
          Frederick A. Brunn      Martin J. O'Meara, Jr.       / /     / /
          Chan Kien Sing          Ng Aik Chin
          Theodore A. Johnson     Ng Foo Leong
          M. Mark Michalko        Sir Michael G.R. Sandberg

WITHHELD FOR: (Write that nominee's name in the space provided below).

Item 2 - In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



Signature(s)____________________________________________________________________
Date________________ NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator trustee or guardian, please give full title as such.

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